UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective June 1, 2015, the Board of Directors (the “Board”) of Unwired Planet, Inc. (the “Company”) appointed Boris Teksler to serve as the Company’s Chief Executive Officer and President and designated Mr. Teksler as the Company’s next Principal Executive Officer. Mr. Teksler will succeed Mr. Philip Vachon in the role of Principal Executive Officer, and Mr. Vachon’s term will end immediately prior to Mr. Teksler’s appointment on June 1, 2015. In addition, the Board appointed Mr. Teksler to serve as a member of the Board, effective June 1, 2015.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2015 (the “April 8-K”), Mr. Teksler and the Company entered into an offer letter on April 2, 2015 relating to Mr. Teksler’s employment with the Company. The information required under Items 401 and 404(a) of Regulation S-K was previously disclosed in the April 8-K. Item 5.02 of the April 8-K is incorporated by reference herein.

(d)

On May 28, 2015, the Board appointed Peter Reed to serve as a member of the Board until the next annual meeting of stockholders or until his successor has been elected pursuant to Indaba Capital Fund, L.P.’s right to designate a director to the Board granted under the Securities Purchase Agreement dated as of June 28, 2013 by and among the Company and Indaba Capital Fund, L.P. (the “Designation Right”). Indaba Capital Fund, L.P. subsequently assigned such right to certain funds managed by MAST Capital Management, LLC (“MAST”) and as a result of the assignment of the Designation Right, Mr. Reed shall serve as MAST’s designee to the Board.

As compensation for his services, under the Company’s current non-employee director compensation policy, Mr. Reed is entitled (i) on or about the date of the annual meeting of stockholders, restricted stock units with a fair market value equal to $90,000, which will vest on the one-year anniversary of the grant date (which for the current fiscal year will be pro-rated), and (ii) a $100,000 annual cash retainer, paid in equal quarterly installments (which for the current fiscal year will be pro-rated).

Other than as set forth above, there are (a) no understandings or arrangements between Mr. Reed and any other person pursuant to which he will be appointed to the Board of the Company and (b) Mr. Reed has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Reed has no family relationship with any director or executive officer of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Dean Witter III
Dated: June 2, 2015	Name:	Dean Witter III
	Title:	Interim Chief Financial Officer